EXHIBIT 4(h)
[Form of Certificate for Shares of Common Stock]

	COMMON STOCK	PAR VALUE ONE DOLLAR ($1) PER SHARE
[Chemist picture]
OLIN
Number	CORPORATION INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF VIRGINIA THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NY AND RIDGEFIELD PARK, NJ		SHARES
[OLIN LOGO]
CUSIP 680665 20 5
[OLIN SEAL]		SEE REVERSE FOR CERTAIN DEFINITIONS

THIS
CERTIFIES
THAT

IS THE OWNER OF

                            FULLY PAID AND NON-ASSESSABLE SHARES OF
                            COMMON STOCK OF

OLIN CORPORATION, transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Corporation’s Articles of Incorporation and By-laws, both as amended, to all of which each holder by acceptance hereof assents. This certificate is not valid unless countersigned by a Transfer Agent and registered by a Registrar.

Witness the facsimile signatures of the Corporation’s proper officers and a facsimile of its corporate seal.

Dated

George H. Pain	Donald W. Griffin
SECRETARY	CHAIRMAN OF THE BOARD

COUNTERSIGNED AND REGISTERED:
MELLON INVESTOR SERVICES LLC

TRANSFER AGENT
AND REGISTRAR
BY

AUTHORIZED SIGNATURE

[REVERSE SIDE]

EXPLANATION OF ABBREVIATIONS

The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below, may be used.

Phrase Abbreviation	Equivalent	Phrase Abbreviation	Equivalent
JT TEN	As joint tenants, with right of survivorship and not as tenants in common	TEN BY ENT	As tenants by the entireties
TEN IN COM	As tenants in common	UNIF GIFT MIN ACT	Uniform Gifts to Minors Act

Word Abbreviation	Equivalent	Word Abbreviation	Equivalent	Word Abbreviation	Equivalent
ADM	Administrator(s) Administratrix	EST	Estate, Of estate of	PAR PL	Paragraph Public Law
AGMT	Agreement	EX	Executor(s), Executrix	TR	(As) trustee(s), for, of
ART	Article	FBO	For the benefit of	U	Under
CH	Chapter	FDN	Foundation	UA	Under agreement
CUST	Custodian for	GDN	Guardian(s)
DEC	Declaration	GDNSHP MIN	Guardianship Minor(s)	UW	Under will of. Of will of. Under last will & testament

OLIN CORPORATION

A copy of the Articles of Incorporation, as amended, of the Corporation containing a full statement of the designations, preferences, limitations and relative rights of the shares of Common Stock and Preferred Stock, and the variations in the relative rights, preferences and limitations between the shares of each series of Preferred Stock so far as the same have been fixed and determined, and of the authority of the Board of Directors to fix and determine the relative rights, preferences and limitations of subsequent series, may be obtained, without charge, from the Transfer Agent or the office of the Secretary of the Corporation, upon written request by a Shareholder.

ASSIGNMENT FORM

For value received                                                              hereby sell, assign and transfer
(I or we)                                                                                                   (amount)

shares of the capital stock represented by this certificate to

PLEASE INSERT SOCIAL
SECURITY OR OTHER
IDENTIFYING NUMBER                                 (Print full name and address of Assignee)
OF ASSIGNEE

                                                                                                                                                                    Assignee,
                                                                                                              (zip code)

and do irrevocably constitute and appoint
                                                                                          (Leave blank or fill in as explained in Notice below)
as Attorney to transfer the said Stock on the books of the Corporation with full power of substitution.

Dated	X
(Sign here exactly as name(s) is shown on the face of this certificate without any change or alteration whatever.)

IMPORTANT NOTICE: When you sign your name to this Assignment Form without filling in the name of your “Assignee” or “Attorney”, this stock certificate becomes fully negotiable, similar to a check endorsed in blank. Therefore, to safeguard a signed certificate, it is recommended that you either (i) fill in the name of the new owner in the “Assignee” blank, or (ii) IF YOU ARE SENDING THE SIGNED CERTIFICATE TO YOUR BANK OR BROKER, fill in the name of the bank or broker in the “Attorney” blank. Alternatively, instead of using this Assignment Form, you may sign a separate “stock power” form and then mail the UNSIGNED stock certificate and the signed “stock power” in separate envelopes. For added protection, use certified or registered mail for a stock certificate.

Keep this certificate in a safe place. If it is lost, stolen or destroyed, the Company will require a bond of indemnity as a condition to the issuance of a replacement certificate.

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement dated as of February 27, 1996, as amended from time to time (the “Rights Agreement”), between Olin Corporation (the “Company”) and Mellon Investor Services LLC, as Rights Agent (the “Rights Agent”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Rights Agent will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Rights beneficially owned by Acquiring Persons or their Affiliates or Associates (as such terms are defined in the Rights Agreement) and by any subsequent holder of such Rights are null and void and nontransferable.

Signature(s) Guaranteed: